Consent of Independent
                   Certified Public Accountants



Perma-Fix Environmental Services, Inc.
Gainesville, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 1999, relating to the consolidated financial statements of Perma-Fix Environmental Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                   /s/ BDO Seidman, LLP

                                   BDO Seidman, LLP

Orlando, Florida
September 20, 1999